ENTERPRISE FUNDING CORPORATION
c/o MERRILL LYNCH MONEY MARKETS, INC.
World Financial Center - South Tower
225 Liberty Street
New York, New York  10281

October 25, 1995


Mr. James E. Glasscock
Executive Vice President & CFO
McRae's, Inc./Proffitt's, Inc.
Highway 80-West
Jackson, Mississippi  39209

Dear Jim:

At your request, Enterprise Funding Corporation (the "Company") hereby agrees to amend as of the date hereof the Transfer and Administration Agreement between the Company and McRae's, Inc. dated January 27, 1993 (incorporating all amendments to date, the "Agreement"). Capitalized terms used herein and not otherwise defined shall have those meanings assigned in the Agreement.

    In Section 9.01, Clause 19 of the Agreement, the table in subparagraph (iii) shall be deleted in its entirety and replaced by the following:

          Period                             Ratio

November 1 through January 31, 1997          1.50 to 1.00
February 1, 1997 through May 2, 1997         1.60 to 1.00
May 3, 1997 and thereafter                   1.75 to 1.00

    In Section 9.01, Clause 19 of the Agreement, the table in subparagraph (iv) shall be deleted in its entirety and replaced by the following:

          Period                             Ratio

November 1 through January 27, 1995          4.50 to 1.00
January 28, 1995                             3.50 to 1.00
January 29, 1995 through February 2, 1996    3.90 to 1.00
February 3, 1996 through January 31, 1997    3.60 to 1.00
February 1, 1997                             3.25 to 1.00
First, second and fourth quarter
 of each Fiscal Year
 commencing with Fiscal Year 1997            3.25 to 1.00
Third quarter of each Fiscal Year
 commencing with Fiscal Year 1997            3.50 to 1.00

      In Section 1.01 of the Agreement, subparagraph (g) of the definition of "Eligible Account" shall be deleted in its entirety and replaced by the following:

     "(g) the Obligor on which has not been identified by the Servicer or the Transferor in its computer files as having (i) died, (ii) commenced, or had commenced in respect of such Obligor, a case, action or proceeding under any law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking relief with respect to such Obligor's debts, or seeking to have such Obligor adjudicated bankrupt or insolvent, or to have a receiver, trustee, custodian or other similar official appointed for such Obligor or for all or any substantial part of such Obligor's assets, or (iii) made a general assignment of such Obligor's assets for the benefit of such Obligor's creditors, which assignment is then in full force and effect, or (iv) which has not been identified by the Servicer or the Transferor in its computer files as having sought consumer credit counseling services."

The Transferor hereby represents and warrants that the representations and warranties of the Transferor set forth in
Section 3.01 of the Agreement are true and correct as of the date hereof (except those representations and warranties set forth therein which specifically relate to an earlier date).

All other terms and conditions of the Agreement not amended by this letter agreement shall remain unchanged and in full force and effect. This letter agreement shall be effective as of October 25, 1995.

Please signify your concurrence with this amendment to the Agreement by signing the enclosed duplicate original of this letter and returning it to Michelle M. Heath, NationsBank Structured
Finance, NationsBank Corporate Center - 10th Floor, 100 N. Tryon
Street, Charlotte, North Carolina  28255.

Sincerely,

ENTERPRISE FUNDING CORPORATION

By:
Name: Thomas S. Dunstan
Title:   Vice President

ACCEPTED AND AGREED this 25th day of  October, 1995

McRAE'S, INC.

By:
Name: James E. Glasscock
Title:   Executive Vice President & CFO